Franklin BSP Realty Trust Third Quarter 2024 Supplemental Information

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 2 Important Information The information herein relates to the Company’s business and financial information as of September 30, 2024 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2024, and the risk disclosures in our subsequent periodic reports filed with the SEC for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, impairments in the value of real estate property securing our loans or that we own, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

FBRT 3Q 2024 Financial Update

FBRT 3Q 2024 Financial Update

Highlights

Earnings	• GAAP Net Income of **$30.2 million** and **$0.30** per diluted common share and **$0.30** per fully converted share (1) • Distributable Earnings (2) of **($4.0) million** or **($0.10)** per fully converted share (1). Distributable Earnings includes $36.4 million of losses realized within the quarter, of which $32.5 million was already recognized in our GAAP financials in previous quarters • Declared a cash dividend of **$0.355** per share, representing an annualized yield of 9.3% on book value per share, fully converted (1). GAAP and Distributable Earnings (2) dividend coverage of 85% and (28%), respectively
Capitalization	• Book value per share, fully converted, is **$15.24** vs. $15.27 last quarter (1). Undepreciated book value per share, fully converted, is **$15.38** vs. $15.40 last quarter (1) (3) • Net debt to equity is **2.7x;** recourse net debt to equity is 0.1x • **93%** of financing sources are non-mark-to-market on our core book • **$1.1 billion** of liquidity of which $346 million is cash and $138 million is CLO reinvest/ramp available (4)
Investments	• **Core Portfolio:** Principal balance decreased by **$274 million** in the quarter. Closed **$380 million** of new loan commitments and funded **$325 million** of principal balance including future funding on existing loans. Received loan repayments of $510 million • **Core Portfolio:** Originated **$1.6 billion** of new loan commitments year-to-date and funded **$1.3 billion** of principal balance on new loans
Portfolio	• **Core Portfolio** of **157** CRE loans and **$5.2 billion** of principal balance, average size of $33 million and 74% multifamily. During the quarter, four assets were removed from the watch list. Three assets remain on the watch list, two of which are risk rated a five and one of which is risk rated a four • Thirteen foreclosure real estate owned positions, totaling **$312 million**, and one investment real estate owned position of **$114 million**

1. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
2. Please see appendix for GAAP net income to Distributable Earnings reconciliation.
3. Adjusted for accumulated depreciation and amortization of real property of $12.6 million and $11.5 million at 9/30/24 and 6/30/24, respectively.
4. Cash excludes restricted cash. Total liquidity amount includes the cash available we can invest at a market advance rate utilizing our available capacity on financing lines.

BENEFIT STREET PARTNERS | ALCENTRA 4

FBRT 3Q 2024 Financial Update

Financial Highlights

Income Statement	
Net interest income / other income	$48.1
Operating expenses [1]	(18.6)
Provision for credit loss	0.3
Other income/(loss)	0.5
GAAP net income (loss)	**$30.2**
Adjustments to GAAP net income (loss) [2]	(34.1)
Distributable Earnings [2]	**(4.0)**
GAAP net income (loss) per share, fully converted [3]	$0.30
GAAP return on common equity	7.9%
GAAP dividend coverage, fully converted [2], [3]	85.3%
Distributable Earnings per share, fully converted [2], [3]	**($0.10)**
Distributable Earnings return on common equity [2]	**(2.6%)**
Distributable Earnings dividend coverage, fully converted [2], [3]	**(27.9%)**
Dividend per share	$0.355
Dividend per share yield on book value	9.3%

Balance Sheet - Assets (End of Quarter)	
Total core portfolio	$5,077.5
Total real estate securities	210.7
Cash and restricted cash	353.9
CLO reinvestment available	137.6
Other assets	555.4
Total assets	**$6,335.0**

Balance Sheet - Debt & Equity	
Collateralized loan obligations	$4,097.7
Warehouse	183.8
Repo - securities	241.3
Asset specific financings	36.9
Unsecured debt	81.4
Total Debt	**$4,641.1**
Preferred equity [4]	348.5
Common stock/retained earnings [5]	1,265.5
Total equity [4], [5]	1,614.0
Book value per share, fully converted [3]	**$15.24**
Net debt/total equity	**2.66x**
Recourse net debt/total equity	**0.12x**

Note: All numbers in millions except per share and share data.

1. Does not include conduit operating expenses which are reported under Other income / (loss).
2. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
4. Includes $90 million of preferred equity that converts to common equity on 1/21/25, subject to the holder's right to accelerate the conversion. These amounts are reflected as temporary equity on the consolidated balance sheets. The remaining $259 million of preferred equity represents the Series E preferred, which is not convertible into common equity.
5. Includes non-controlling interest.

BENEFIT STREET PARTNERS | ALCENTRA 5

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 6 Earnings & Distributions Note: All numbers in millions except per share data. 1. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings. 2. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. FBRT 3Q 2024 Financial Update Distributable Earnings ($M) (1) GAAP Net Income (Loss) ($M) $30.0 $35.8 -$3.8 $30.2 4Q'23 1Q'24 2Q'24 3Q'24 $39.3 $41.0 $32.4 -$4.0 4Q'23 1Q'24 2Q'24 3Q'24 4Q'23 1Q'24 2Q'24 3Q'24 $0.355 $0.355 $0.355 $0.355 Dividend per share $0.39 $0.41 $0.31 ($0.10) Distributable earnings per share, fully converted (1), (2) 109% 115% 87% (28%) Distributable dividend coverage, fully converted (1), (2)

FBRT 3Q 2024 Financial Update

Core Net Fundings

3Q 2024 ($M)


$5,439
$274
$51
Total Commitment of $380M
($510)
($89)
$5,165
2Q24 Loans Outstanding
Fundings on New Loans
Fundings on Existing Loans
Repayments (1)
REO/ Foreclosures (2)
3Q24 Loans Outstanding

YTD 2024 ($M)


$5,045
$1,289
$144
Total Commitment of $1,593M
($1,002)
($311)
$5,165
4Q23 Loans Outstanding
Fundings on New Loans
Fundings on Existing Loans
Repayments (1)
REO/ Foreclosures (2)
3Q24 Loans Outstanding

Note: All numbers in millions.

1. Includes full paydowns, dispositions, partial paydowns, non-REO related charge-offs and amortization
2. Includes REO related charge-offs

BENEFIT STREET PARTNERS | ALCENTRA 7

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 8 Capitalization Overview 1. On our core book (excluding repo-securities), 93% of financings are non-mark-to-market 2. Net leverage represents (i) total outstanding borrowings under secured financing arrangements, including collateralized loan obligations, repurchase agreements - commercial mortgage loans, repurchase agreements - real estate securities, asset-specific financing arrangements, and unsecured debt, less cash and cash equivalents, to (ii) total equity and total redeemable convertible preferred stock, at period end. Recourse net leverage excludes collateralized loan obligations. FBRT 3Q 2024 Financial Update Financing Sources (1) Net Leverage (2) Average debt cost including financing was 7.9% in 3Q24 vs. 7.8% in 2Q24 Collateralized Loan Obligations 88% Warehouse 4% Repo - Securities 5% Asset Specific Financings 1% Unsecured Debt 2% 0.12x 2.66x 0.00x 0.50x 1.00x 1.50x 2.00x 2.50x 3.00x Recourse Net Leverage Total Net Leverage

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 9 Financing Detail 1. Outstanding balance as of September 30, 2024, and net of tranches held by FBRT 2. Cost of debt is shown before discount and transaction costs 3. Commitment for loans. Excludes bond repurchase agreements FBRT 3Q 2024 Financial Update CLOs Warehouse/Revolver/Other CLO Name Debt Amount(1) Reinvest End Date Cost of Debt(2) BSPRT 2021-FL6 $402 million Ended S + 1.56% BSPRT 2021-FL7 $611 million Ended S + 1.69% BSPRT 2022-FL8 $895 million Ended S + 1.74% BSPRT 2022-FL9 $618 million Ended S + 2.84% BSPRT 2023-FL10 $717 million 4/8/25 S + 2.59% BSPRT 2024-FL11 $886 million 10/8/27 S + 1.99% Total $4,129 million CLO reinvestment available $138 million Repo – Securities (outstanding) $241 million Name Commitment (3) Barclays (Warehouse) $500 million Wells Fargo $400 million JP Morgan $500 million Atlas SP Partners $350 million Churchill $225 million Barclays (Secured Revolver) $100 million Total $2,075 million

FBRT 3Q 2024 Financial Update

Liquidity

Liquidity ($M)


$346
$138
$645
$1,129
Unrestricted Cash
CLO Reinvestment Available
Financing Available & In Progress (1)
Total Liquidity

1. Represents cash available at 9/30/2024 that we can invest at a market advance rate utilizing our available capacity on financing lines

BENEFIT STREET PARTNERS | ALCENTRA 10

Portfolio

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 12 Core Loan Portfolio Composition 1. Weighted average loan-to-value percentage (WA LTV) represents the weighted average ratio of the loan amount to the appraised value of the property at the time of origination 2. Unpaid principal balance (UPB) represents the portion of the loan that has not yet been remitted to the lender 3. One 4 risk rated and two 5 risk rated Portfolio Collateral by Region Rate TypePortfolio Summary Collateral by StateCollateral Summary • $5.2B total portfolio; 64.0% WA LTV (1) • 148 senior loans; average UPB (2) of $35M • 9 mezzanine loans; average UPB (2) of $4M • 3 non-performing loans (3) Portfolio Overview Floating 95% Fixed 5% Multifamily 74% Hospitality 14% Industrial 6% Office 4% Retail 1% Other 1% Senior 99% Mezzanine 1% Texas 35% Florida 11% North Carolina 11% Various 6% Georgia 5% South Carolina 5% Arizona 4% New York 1% All Other 22%Southwest 39% Southeast 37% Mideast 5% Great Lakes 4% New England 3% Far West 3% Rocky Mountain 2% Various 7%

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 13 Multifamily 67% Retail 16% Hospitality 11% Industrial 6% By State By Collateral By Region Core Originations in the Quarter Note: Charts shown above are based on the initial funding/unpaid principal balance of the newly originated loans. 1. All-in coupon based on 9/30/24 SOFR indices. Portfolio • 16 loans; $380 million total commitment ($274 million of initial funding / $106 million of future funding) • 4.21% weighted average spread; 9.05% all-in coupon (1) • 0.8% and 0.4% weighted average origination and exit fees, respectively Overview Southeast 62% Various 16% Southwest 11% Far West 6% Mideast 5% Florida 48% Various 16% Texas 11% Tennessee 8% North Carolina 6% California 6% New York 4% New Jersey 1%

Portfolio

Core Portfolio - Watch List Loans (Risk Rating 4&5)

Investment	Suburban Office Park	CBD Office Building	50-Unit Apartment Community [(1)]
Loan Type	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan
Investment Date	Q4 2019	Q1 2021	Q2 2022
Default Date	None	None	Q2 2023
Non-Performing	Yes	Yes	Yes
Collateral	Office	Office	Multifamily
Loan Purpose	Acquisition	Refinance	Acquisition
Location	Alpharetta, Georgia	Denver, Colorado	Rock Hill, South Carolina
Loan Risk Rating	5	5	4

Note: Watchlist loans are loans with a risk rating of 4 or 5

1. Previously part of the Multi-Property Apartment Community included on the watchlist in Q2 2024. Only one property remains

BENEFIT STREET PARTNERS | ALCENTRA 14

Portfolio

Foreclosure Real Estate Owned ("REO")

									Multi Property Loan			
Investment	Single Tenant Retail Portfolio	CBD Office Complex	16-Building Apartment Complex	Two Property Portfolio Apartment Communities	471-Unit Apartment Community	426-Unit Apartment Community	224-Unit Apartment Community	397-Unit Apartment Community	76-Unit Apartment Community	80-Unit Apartment Community	128-Unit Apartment Community	122-Unit Apartment Community
Loan Investment Date	Q2 2022	Q1 2020	Q1 2021	Q2 2022	Q2 2022	Q2 2018	Q3 2021	Q2 2022	Q2 2022	Q2 2022	Q2 2022	Q2 2022
Foreclosure / Deed-In-Lieu Date	Q4 2022 - Q2 2023	Q3 2023	Q4 2023	Q2 2024	Q2 2024	Q2 2024	Q3 2024	Q3 2024	Q3 2024	Q3 2024	Q3 2024	Q3 2024
Collateral Type	Retail	Office	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily	Multifamily
Collateral Detail	5 Freestanding Retail Properties	124k Square Foot Office Complex	236-Unit Apartment Complex with 16 Buildings	Two Property, Garden-Style Apartment Communities	471-Unit, Garden Style Apartment Community	426-Unit, High Rise Apartment Community	224-Unit, Garden Style Apartment Community	397-Unit, Garden Style Apartment Community	76-Unit, Garden Style Apartment Community	80-Unit, Garden Style Apartment Community	128-Unit, Garden Style Apartment Community	122-Unit, Garden Style Apartment Community
Location	Various	Portland, Oregon	Lubbock, Texas	Mooresville / Chapel Hill, North Carolina	Raleigh, North Carolina	Cleveland, Ohio	San Antonio, Texas	Oklahoma City, Oklahoma	Charlotte, North Carolina	Charlotte, North Carolina	Charlotte, North Carolina	Statesville, North Carolina

BENEFIT STREET PARTNERS | ALCENTRA 15

Appendix

Appendix

Core Portfolio – FBRT Portfolio Details – Top 15 Loans

Loan	Loan Type	Origination Date	Par Value	Amortized Cost	Spread	Effective Yield [1]	Fully Extended Maturity	State	Collateral Type	As-is LTV [2]
Loan 1	Senior Loan	4/5/24	124	123	+ 3.15%	8.00%	4/9/28	Various	Industrial	63.8%
Loan 2	Senior Loan	2/9/23	120	120	+ 4.90%	9.75%	2/9/28	Various	Hospitality	53.6%
Loan 3	Senior Loan	5/10/24	117	116	+ 2.50%	7.35%	5/9/29	Connecticut	Multifamily	50.7%
Loan 4	Senior Loan	2/25/22	86	86	+ 3.24%	8.08%	7/9/26	New Jersey	Multifamily	60.0%
Loan 5	Senior Loan	2/24/22	86	86	+ 3.15%	8.00%	3/9/27	North Carolina	Multifamily	69.6%
Loan 6	Senior Loan	2/10/22	82	82	+ 3.20%	8.05%	2/9/27	Florida	Multifamily	74.5%
Loan 7	Senior Loan	12/15/21	81	81	+ 0.92%	6.24%	8/9/26	North Carolina	Multifamily	76.1%
Loan 8	Senior Loan	2/16/24	79	79	+ 3.65%	8.50%	3/9/29	Texas	Multifamily	53.3%
Loan 9	Senior Loan	8/1/23	79	79	+ 3.20%	8.05%	8/9/28	Texas	Multifamily	58.7%
Loan 10	Senior Loan	12/21/21	78	78	+ 3.45%	8.30%	1/9/27	Florida	Multifamily	78.8%
Loan 11	Senior Loan	3/31/21	75	75	+ 2.95%	7.91%	4/9/26	Texas	Multifamily	72.6%
Loan 12	Senior Loan	3/7/24	75	75	+ 2.70%	7.55%	3/9/29	North Carolina	Industrial	58.6%
Loan 13	Senior Loan	5/18/22	70	70	+ 3.80%	8.65%	12/9/24	Georgia	Multifamily	77.9%
Loan 14	Senior Loan	9/20/21	70	69	+ 3.25%	8.21%	10/9/26	South Carolina	Multifamily	77.1%
Loan 15	Senior Loan	11/30/21	69	69	+ 2.88%	7.84%	12/9/26	Texas	Multifamily	74.8%
Loans 16 - 157	Senior & Mezz Loans	Various	3,875	3,866	+ 4.02%	8.59%	Various	Various	Various	63.5%
Total/Wtd. avg.			**$5,165**	**$5,154**	**+ 3.81%**	**8.46%**	**2.6 years**			**64.0%**
Average Loan Size			**$33**	**$33**						

Note: All numbers in millions.

1. Effective Yield defined as: (1) current spread of the loan plus (2) the greater of any applicable index or index floor
2. As-is loan to value percentage is from metrics at origination. Predevelopment construction loans at origination will not have an LTV and therefore is nil.

BENEFIT STREET PARTNERS | ALCENTRA 17

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 18 Core Portfolio – Risk Ratings Note: Principal balance in millions. Watchlist loans are loans with a risk rating of 4 or 5 Appendix Risk Ratings Average risk rating was 2.2 for the quarter vs. 2.3 in 2Q24 Risk Rating # of Loans - 127 27 1 2 Addition - 18 5 - - Reduction - 10 5 4 - +/- vs 2Q24 - 8 - (4) - Principal Balance - 4,083 1,013 1 68 Non-Performing - - - 1 2 Watch List - - - 1 2 0.0% 79.1% 19.6% 0.0% 1.3% 1 2 3 4 5

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 19 ($0.01) ($0.03) ($0.02) $0.00 $0.01 -1.50% -1.00% -0.50% 9/30/2024 +0.25% Change in Floating Base Rate Indices Earnings Sensitivity Note: Reflects earnings impact of an increase or decrease in the floating-rate indices referenced by our portfolio, assuming no change in credit spreads, portfolio composition or asset performance Appendix EPS Sensitivity on Index Rates Negative earnings correlation to falling rates As of 10/15/24: 1M SOFR: 4.78% As of 9/30/24: 1M SOFR: 4.85%

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 20 $69 $333 $1,600 $1,668 $834 $660 2024 ROY 2025 2026 2027 2028 2029 Core Portfolio – Fully Extended Maturities Note: All numbers in millions. Excludes loans on non-accrual and loans in maturity default at 9/30/2024 Appendix Fully Extended Maturity by Year

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 21 Multifamily 45% Office 35% Hospitality 13% All Other 7% Core Portfolio – Allowance For Loan Loss Note: All numbers in millions. Allowance for loan loss above includes future funding. Appendix Total Allowance for Credit Loss by Collateral Type 2Q24 Provision / (Benefit) Write offs 3Q24 UPB As % of Total UPB General CECL Provision $50.3 ($0.7) - $49.6 $5,097 1.0% Specific CECL Provision 32.3 0.5 (4.1) 28.7 $68 0.5% Total Allowance for Credit Losses $82.6 ($0.2) ($4.1) $78.3 $5,165 1.5%

Appendix

GAAP Net Income to Distributable Earnings Reconciliation

	3Q'24	2Q'24	1Q'24	4Q'23
GAAP Net Income (Loss)	**30.2**	**(3.8)**	**35.8**	**30.0**
Adjustments:				
CLO Amortization Acceleration (1)	-	-	-	(1.6)
Unrealized (Gain) / Loss (2)	2.5	6.3	(0.3)	(0.0)
Subordinated Performance Fee (3)	(3.4)	(2.2)	(0.6)	2.6
Non-Cash Compensation Expense	2.1	2.1	1.8	1.3
Depreciation & Amortization	1.4	1.4	1.4	1.6
(Reversal of) / Provision for Credit Loss	(0.3)	32.2	2.9	5.4
Realized Gain/(Loss) Adjustment on Loans and REO (4)	(36.4)	(3.7)	-	-
Distributable Earnings	**(4.0)**	**32.4**	**41.0**	**39.3**
7.5% Series E Cumulative Reedemable Preferred Stock Dividend	(4.8)	(4.8)	(4.8)	(4.8)
Noncontrolling Interests in Joint Ventures Net (Income) / Loss	1.4	1.6	0.1	(0.0)
Noncontrolling Interests in Joint Ventures Net (Income) / Loss DE Adjustments	(1.4)	(1.7)	(0.3)	(0.3)
Distributable Earnings to Common	**(8.8)**	**27.4**	**36.0**	**34.1**
Average Common Stock & Common Stock Equivalents (5)	1,349.1	1,370.7	1,389.9	1,394.9
GAAP Net Income (Loss) ROE	7.9%	(2.0%)	8.9%	7.2%
Distributable Earnings ROE	(2.6%)	8.0%	10.4%	9.8%
GAAP Net Income / (Loss) Earnings Per Share, Diluted	$0.30	($0.11)	$0.35	$0.28
Fully Converted Weighted Average Shares Outstanding (6)	88,432,401	88,452,224	88,470,537	88,182,810
GAAP Net Income / (Loss) Earnings Per Share, Fully Converted (6)	$0.30	($0.08)	$0.35	$0.29
Distributable Earnings Per Share, Fully Converted (6)	($0.10)	$0.31	$0.41	$0.39

Note: All numbers in millions except share and per share data.

1. Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance cost incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustments no longer necessary.
2. Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
3. Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
4. Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of September 30, 2024, the Company has $11.9 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized.
5. Represents the average of all classes of equity except the Series E Preferred Stock.
6. Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.

BENEFIT STREET PARTNERS | ALCENTRA 22

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 23 Book Value Per Share & Shares Outstanding Note: All numbers in thousands except per share and share data. Preferred stock values expressed in common stock equivalents. 1. Fully-converted book value per share reflects full conversion of our outstanding series of convertible preferred stock and vesting of our outstanding equity compensation awards. 2. Excluding the amounts for accumulated depreciation and amortization of real property of $12.6 million and $9.4 million as of September 30, 2024 and December 31, 2023, respectively, would result in a fully-converted book value per share of $15.38 and $15.88 as of September 30, 2024 and December 31, 2023, respectively. Appendix September 30, 2024 December 31, 2023 Stockholders' equity applicable to convertible common stock $ 1,347,455 $ 1,390,120 Shares: Common stock 81,788,091 81,942,656 Restricted stock and restricted stock units 1,278,698 809,257 Series H convertible preferred stock 5,370,498 5,370,498 Total outstanding shares 88,437,287 88,122,411 Fully-converted book value per share (1), (2) $ 15.24 $ 15.77

Appendix

FBRT Income Statement

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Income				
Interest income	$ 134,142	$ 137,042	$ 398,253	$ 420,470
Less: Interest expense	89,884	77,973	257,942	224,347
Net interest income	44,258	59,069	140,311	196,123
Revenue from real estate owned	5,412	3,317	14,196	13,067
Total income	**$ 49,670**	**$ 62,386**	**$ 154,507**	**$ 209,190**
Expenses				
Asset management and subordinated performance fee	$ 4,906	$ 7,908	$ 19,023	$ 24,893
Acquisition expenses	255	316	688	977
Administrative services expenses	3,801	3,566	7,365	10,993
Professional fees	3,588	4,153	11,536	11,761
Share-based compensation	2,134	1,255	6,020	3,505
Depreciation and amortization	1,387	1,513	4,221	5,514
Other expenses	5,709	2,856	11,274	9,323
Total expenses	**$ 21,780**	**$ 21,567**	**$ 60,127**	**$ 66,966**
Other income/(loss)				
(Provision)/benefit for credit losses	$ 268	$ (2,379)	$ (34,790)	$ (28,363)
Realized gain/(loss) on extinguishment of debt	—	(2,836)	—	2,201
Realized gain/(loss) on real estate securities, available for sale	55	(486)	143	110
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	6,228	933	13,125	3,027
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	(615)	—	—	44
Gain/(loss) on other real estate investments	(2,193)	(4,112)	(8,436)	(7,142)
Trading gain/(loss)	—	(2,627)	—	(605)
Unrealized gain/(loss) on derivatives	322	(183)	1	(110)
Realized gain/(loss) on derivatives	(1,573)	67	(1,261)	684
Total other income/(loss)	**$ 2,492**	**$ (11,623)**	**$ (31,218)**	**$ (30,154)**
Income/(loss) before taxes	30,382	29,196	63,162	112,070
(Provision)/benefit for income tax	(209)	1,799	(927)	2,408
Net income/(loss)	**$ 30,173**	**$ 30,995**	**$ 62,235**	**$ 114,478**
Net (income)/loss attributable to non-controlling interest	1,441	772	3,124	722
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	**$ 31,614**	**$ 31,767**	**$ 65,359**	**$ 115,200**
Less: Preferred stock dividends	6,749	6,748	20,245	20,245
Net income/(loss) applicable to common stock	**$ 24,865**	**$ 25,019**	**$ 45,114**	**$ 94,955**
Basic earnings per share	$ 0.30	$ 0.30	$ 0.53	$ 1.14
Diluted earnings per share	$ 0.30	$ 0.30	$ 0.53	$ 1.14
Basic weighted average shares outstanding	81,788,091	82,210,624	81,865,672	82,410,725
Diluted weighted average shares outstanding	81,788,091	82,210,624	81,865,672	82,410,725

BENEFIT STREET PARTNERS | ALCENTRA 24

Appendix

FBRT Balance Sheet

	September 30, 2024		December 31, 2023	
ASSETS				
Cash and cash equivalents	$	346,153	$	337,595
Restricted cash		7,720		6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $76,640 and $47,175 as of September 30, 2024 and December 31, 2023, respectively		5,077,476		4,989,767
Real estate securities, available for sale, measured at fair value, amortized cost of $210,256 and $243,272 as of September 30, 2024 and December 31, 2023, respectively (includes pledged assets of $210,656 and $167,948 as of September 30, 2024 and December 31, 2023, respectively)		210,656		242,569
Receivable for loan repayment		196,314		55,174
Accrued interest receivable		37,517		42,490
Prepaid expenses and other assets		20,315		19,213
Intangible lease asset, net of amortization		40,554		42,793
Real estate owned, net of depreciation		113,848		115,830
Real estate owned, held for sale		284,423		103,657
Total assets	**$**	**6,334,976**	**$**	**5,955,180**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Collateralized loan obligations	$	4,097,668	$	3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans		183,761		299,707
Repurchase agreements - real estate securities		241,266		174,055
Mortgage note payable		23,998		23,998
Other financings		12,865		36,534
Unsecured debt		81,370		81,295
Interest payable		12,378		15,383
Distributions payable		36,240		36,133
Accounts payable and accrued expenses		14,013		13,339
Due to affiliates		15,630		19,316
Intangible lease liability, held for sale		1,805		12,297
Total liabilities	**$**	**4,720,994**	**$**	**4,279,223**
Commitments and Contingencies				
Redeemable convertible preferred stock:				
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2024 and December 31, 2023	$	89,748	$	89,748
Total redeemable convertible preferred stock	**$**	**89,748**	**$**	**89,748**
Equity:				
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2024 and December 31, 2023	$	258,742	$	258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,066,789 and 82,751,913 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively		818		820
Additional paid-in capital		1,598,844		1,599,197
Accumulated other comprehensive income/(loss)		400		(703)
Accumulated deficit		(342,355)		(298,942)
Total stockholders' equity	**$**	**1,516,449**	**$**	**1,559,114**
Non-controlling interest		7,785		27,095
Total equity	**$**	**1,524,234**	**$**	**1,586,209**
Total liabilities, redeemable convertible preferred stock and equity	**$**	**6,334,976**	**$**	**5,955,180**

BENEFIT STREET PARTNERS | ALCENTRA 25

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 26 Definitions Distributable Earnings and Distributable Earnings to Common Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures. As noted in (ii) above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP. The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

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